UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 30, 2015 (March 24, 2015)

NATIONSTAR MORTGAGE HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35449	45-2156869
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
8950 Cypress Waters Blvd.
Coppell, Texas 75019
(Address of principal executive offices)
(469) 549-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On March 24, 2015, Nationstar Mortgage Holdings Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) among the Company, Citigroup Global Markets Inc., Barclays Capital Inc. and J.P. Morgan Securities LLC (the “Underwriters”), pursuant to which the Company agreed to sell 17,500,000 shares of the Company’s common stock, par value $0.01 per share, to the Underwriters. The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities. In connection with the offering, the Company has granted the Underwriters a 30 day option to purchase up to an additional 2,625,000 shares of its common stock.
The offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-188872). The offering closed on March 30, 2015.
A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated by reference herein. The description of the Underwriting Agreement herein does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1
Underwriting Agreement, dated as of March 24, 2015, by and among Nationstar Mortgage Holdings Inc. and Citigroup Global Markets Inc., Barclays Capital Inc. and J.P. Morgan Securities LLC, as the underwriters.

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1 hereto).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nationstar Mortgage Holdings Inc.

Date: March 30, 2015	By:	/s/ Robert D. Stiles
Robert D. Stiles Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1
Underwriting Agreement, dated as of March 24, 2015, by and among Nationstar Mortgage Holdings Inc. and Citigroup Global Markets Inc., Barclays Capital Inc. and J.P. Morgan Securities LLC, as the underwriters.

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1 hereto).